EXHIBIT 99.01

Chegg Reports Fourth Quarter and Fiscal Year 2015 Results

38% Revenue Growth in Chegg Services

Delivers First Full Year of Non-GAAP Profitability on an Adjusted EBITDA Basis

SANTA CLARA, Calif., February 22, 2016 /PRNewswire/ -- Chegg, Inc. (NYSE:CHGG), the Student Hub, today reported financial results for the three and twelve months ended December 31, 2015.

“We continue to see strong growth in Chegg Services, particularly Chegg Study, where our investments in product quality led to record subscribers, renewals and engagement,” said Dan Rosensweig, Chairman and CEO of Chegg. “Driven by our higher margin Chegg Services, we also delivered our first full year of non-GAAP profitability, and we are beginning to see the leverage in our student-centric business model.”

“In the final year of our transition to a commission-based textbook model, an important nuance to understand is that, as previously announced, total GAAP revenue declines in 2016, while we expect profitability to materially improve,” continued Rosensweig.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website http://investor.chegg.com.

Q4 2015 Financial Highlights:

•	Revenue of $68.2 million, a decrease of 19% compared to Q4 2014;

•	Chegg Services Revenue grew 32% year-over-year to $28.7 million, or 42% of total revenue compared to 26% in Q4 2014;

•	Print Revenue was $30.1 million;

•	Digital Revenue was $38.1 million;

•	GAAP Gross Profit was $41.8 million;

•	Non-GAAP Gross Profit was $41.9 million;

•	Adjusted EBITDA was $15.3 million;

•	GAAP Net Income was $3.6 million; and

•	Non-GAAP Net Income was $13.2 million.

Fiscal 2015 Financial Highlights:

•	Revenue of $301.4 million, a decrease of 1% compared to fiscal 2014;

•	Chegg Services Revenue grew 38% year-over-year to $94.3 million, or 31% of total revenues compared to 22% in fiscal 2014;

•	Print Revenue was $161.4 million;

•	Digital Revenue was $140.0 million;

•	GAAP Gross Profit was $111.5 million;

•	Non-GAAP Gross Profit was $117.8 million;

•	Adjusted EBITDA profit was $5.4 million;

•	GAAP Net Loss was ($59.2) million; and

•	Non-GAAP Net Loss was ($2.9) million.

Business Highlights:

•	3.1 million: Total number of Chegg customers in 2015;

•	1.4 million: Total number of digital subscribers on the Chegg platform in 2015;

•	1 million: Total number of Chegg Services subscribers in 2015;

•	1.4 million: Number of job applications submitted through Chegg’s Career Center; and

•	6 million+: Number of textbook delivered in 2015.

Business Outlook:

Our outlook for the first quarter of and fiscal year 2016 is comprised of two revenue streams: Required Materials revenue which includes print textbooks, eTextbooks, and Ingram commission revenue; and Chegg Services revenue, which includes Chegg Study, Chegg Tutors, Enrollment Marketing, Brand Partnerships and Careers.

First Quarter 2016

•	Total GAAP Revenue in the range of $60 million and $65 million;

•	Total Pro Forma Revenue in the range of $44 million and $47 million;

•	Chegg Services Revenue in the range of $24 million and $26 million;

•	Total Gross Margin on a GAAP basis between 38%; and 40%; and

•	Adjusted EBITDA loss of $2 million to approximately breakeven.

Adjusted EBITDA guidance for the first quarter includes approximately $4.5 million for textbook depreciation and excludes approximately $11.0 million for stock-based compensation; $0.6 million for amortization of intangible assets; and $0.2 million for acquisition-related costs. It assumes, among other things, that no additional business acquisitions, investments, restructurings or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

Fiscal Year 2016

•	Total GAAP Revenue in the range of $230 million and $250 million;

•	Total Pro Forma Revenue in the range of $170 million and $185 million;

•	Chegg Services Revenue in the range of $115 million and $125 million;

•	Total Gross Margin on a GAAP basis between 48% and 50%;

•	Total Gross Margin on a Pro Forma basis between 64% and 66%; and

•	Adjusted EBITDA in the range of $10 million and $20 million.

Adjusted EBITDA guidance for fiscal 2016 includes approximately $11.0 million for textbook depreciation and excludes approximately $46.0 million for stock-based compensation; $2.2 million for amortization of intangible assets; and $1.0 million for acquisition-related costs. It assumes, among other things, that no additional business acquisitions, investments, restructurings or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

Conference Call and Webcast Information

To access the call, please dial (877) 407-4018, or outside the U.S. +1 (201) 689-8471, five minutes prior to 1:30 p.m. Pacific Standard Time (or 4:30 p.m. Eastern Standard Time) on February 22nd. A live webcast of the call will also be available at http://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 8:00 p.m. Eastern Standard Time February 22, 2016, until 11:59 p.m. Eastern Standard Time February 29, 2016, by calling (877) 870-5176 or +1 (858) 384-5517, with Conference ID 13630000. An audio archive of the call will also be available at http://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, http://www.chegg.com/mediacenter, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor http://www.chegg.com/mediacenter, in addition to following press releases, Securities Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg puts students first. As the leading student-first connected learning platform, the company makes higher education more affordable, more accessible, and more successful for students. Chegg is a publicly-held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including pro forma revenue, adjusted EBITDA, non-GAAP gross profit and margin, non-GAAP operating expenses, non-GAAP net income (loss) and diluted earnings per share. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) Non-GAAP total pro forma net revenue as revenue as if it had already transitioned to a fully commission-based revenue model with Ingram for its print textbook business, (2) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for textbook depreciation and to exclude stock-based compensation expense, acquisition-related compensation costs, restructuring charges, transitional logistic charges, impairment of intangible assets and other (expense) income, net, (3) non-GAAP gross profit as gross profit excluding share-based compensation and transitional logistic charges, (4) non-GAAP gross margin is non-GAAP gross profit divided by GAAP total net revenue, (5) non-GAAP net income (loss) as GAAP net income (loss) excluding share-based compensation expense, amortization of intangible assets, acquisition related compensation costs, acquisition related income tax benefit, restructuring charges, transitional logistic charges, and impairment of intangible assets and (6) non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) divided by non-GAAP weighted-average diluted shares outstanding. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA” and “Reconciliation of GAAP to Non-GAAP Financial Measures” tables below, each of the non-GAAP financial measures excludes one or more of the following items:

•	Pro forma revenue adjustments.

Chegg is in the process of transitioning ownership of the print textbook library and print textbook logistics and fulfillment functions for its required materials business to Ingram. Upon completion of that transition, all revenue from its print textbook business will be digital revenue representing an approximately 20% commission from each such transaction. During the transition, Chegg reports print textbook revenue for orders that are fulfilled with textbooks owned by Chegg and commission-based revenue for orders that are fulfilled with textbooks owned by Ingram. Chegg expects the transition to a fully commission-based model with Ingram to be complete in 2017. The pro forma revenue adjustments present revenue “as if” Ingram already owned all textbooks and managed all logistics and order fulfillment. Management believes that presenting revenue as if Chegg had already fully transitioned to the commission-based model with Ingram provides investors with a better understanding of Chegg’s results of operations in light of the ongoing changes to its business model by facilitating period over period revenue comparisons during the transition period. The adjustments to GAAP revenue provided below reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature.

•	Share-based compensation expense.

Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	Restructuring charges.

Restructuring charges primarily relate to expenses incurred in making infrastructure-related changes as a result of transitioning Chegg’s fulfillment obligations for the print textbook business to Ingram, as well as expenses related to the exit of Chegg’s print coupon business. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. Chegg believes that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

•	Transitional logistic charges.

Transitional logistic charges relate primarily to the expected closure of our warehouse and as we transition to Ingram’s distribution centers, which results in duplicative logistic charges. The duplicative logistic charges were expected to be incurred throughout 2015 until the transition of our logistics and fulfillment obligations for our print textbook business to Ingram were complete. Chegg believes that it is appropriate to exclude transitional logistic charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

•	Acquisition-related compensation costs.

Acquisition-related compensations costs include: (1) compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions, (2) the remaining pay-out related to the Bookstep acquisition and (3) adjustments to previously recognized earn-out liability on contingent compensation expense related to acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

•	Amortization of intangible assets.

Chegg amortizes intangible assets that it acquires in conjunction with business combinations, which results in non‑cash operating expenses that would not otherwise have been incurred had Chegg internally developed such intangible assets. Chegg believes excluding the accounting expense associated with acquired intangible asset from non-GAAP measures allows for a more accurate assessment of its ongoing operations.

•	Acquisition related income tax benefit

Acquisition related income tax benefit is due to our InstaEDU acquisition completed in 2014, which under U.S. GAAP required recording a net deferred tax liability against goodwill. This resulted in a release of the associated valuation allowance. Chegg believes that it is appropriate to exclude acquisition related income tax benefits from non-GAAP financial measures because it enables the comparison of period-over-period operating results from net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation those included in the investor presentation referenced above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: Chegg’s anticipated complete transition to a fully commission-based model with Ingram by 2017; Chegg’s ability to attract new students, increase engagement and increase monetization; competitive developments, including pricing pressures; Chegg’s anticipated growth of Chegg Services; Chegg’s ability to build and expand its services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality on the business; Chegg’s partnership with Ingram and the parties’ ability to achieve the anticipated benefits of the partnership, including the potential impact of the economic risk-sharing arrangements between Chegg and Ingram on Chegg’s results of operations; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; changes in the education market; and general economic and industry conditions. All information provided in this release and in the conference call is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2015, and could cause actual results to vary from expectations. Additional information will also be set forth in Chegg’s Annual Report on Form 10-K for the year ended December 31, 2015.

CHEGG, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$67,029	$56,117
Short-term investments	17,800	33,346
Accounts receivable, net of allowance for doubtful accounts of $378 and $559 at December 31, 2015 and December 31, 2014, respectively	13,157	14,396
Prepaid expenses	3,117	3,091
Other current assets	31,732	3,864
Total current assets	132,835	110,814
Long-term investments	4,229	1,451
Textbook library, net	29,728	80,762
Property and equipment, net	19,971	18,369
Goodwill	91,301	91,301
Intangible assets, net	8,865	13,626
Other assets	4,427	1,804
Total assets	$291,356	$318,127
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$5,860	$10,945
Deferred revenue	14,971	24,591
Accrued liabilities	35,280	31,183
Total current liabilities	56,111	66,719
Long-term liabilities
Total other long-term liabilities	4,170	4,365
Total liabilities	60,281	71,084
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value – 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value 400,000,000 shares authorized; 88,099,983 and 84,008,043 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	88	84
Additional paid-in capital	560,242	516,845
Accumulated other comprehensive loss	(172)	(13)
Accumulated deficit	(329,083)	(269,873)
Total stockholders' equity	231,075	247,043
Total liabilities and stockholders' equity	$291,356	$318,127

CHEGG, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net revenues:
Rental	$27,166	$53,534	$120,365	$181,570
Services	37,995	28,206	131,996	87,460
Sales	2,993	2,677	49,012	35,804
Total net revenues	68,154	84,417	301,373	304,834
Cost of revenues(1):
Rental	11,289	24,672	98,162	145,760
Services	11,605	10,372	43,794	31,158
Sales	3,486	3,579	47,893	34,067
Total cost of revenues	26,380	38,623	189,849	210,985
Gross profit	41,774	45,794	111,524	93,849
Operating expenses:
Technology and development(1)	14,315	12,387	59,391	49,386
Sales and marketing(1)	14,097	19,018	64,082	72,315
General and administrative(1)	9,429	10,357	45,209	41,837
Restructuring charges	1,548	—	4,868	—
(Gain) loss on liquidation of textbooks	(1,677)	1,289	(4,326)	(4,555)
Total operating expenses	37,712	43,051	169,224	158,983
Income (loss) from operations	4,062	2,743	(57,700)	(65,134)
Interest expense and other (expense) income, net:
Interest expense, net	(65)	(62)	(247)	(317)
Other (expense) income, net	(1)	62	216	879
Total interest expense and other (expense) income, net	(66)	—	(31)	562
Income (loss) before provision for income taxes	3,996	2,743	(57,731)	(64,572)
Provision for income taxes	366	1,055	1,479	186
Net income (loss)	$3,630	$1,688	$(59,210)	$(64,758)
Net income (loss) per share
Basic	$0.04	$0.02	$(0.68)	$(0.78)
Diluted	$0.04	$0.02	$(0.68)	$(0.78)
Weighted average shares used to compute net income (loss) per share
Basic	87,993	83,925	86,818	83,205
Diluted	93,225	86,543	86,818	83,205

(1) Includes share-based compensation expense as follows:
Cost of revenues	$(56)	$145	$262	$617
Technology and development	2,548	2,199	11,992	10,451
Sales and marketing	1,687	3,229	7,901	11,300
General and administrative	2,812	4,110	18,620	14,520
Total share-based compensation expense	$6,991	$9,683	$38,775	$36,888

CHEGG, INC.
CONSOLIDATED STATEMENTS OF CASHFLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities
Net loss	$(59,210)	$(64,758)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Textbook library depreciation expense	43,553	70,147
Amortization of warrants and deferred loan costs	151	187
Other depreciation and amortization expense	11,511	11,159
Share-based compensation expense	38,775	36,888
(Release) provision for bad debts	(77)	234
Gain on liquidation of textbooks	(4,326)	(4,555)
Loss from write-offs of textbooks	5,297	10,534
Deferred income taxes	—	(1,291)
Realized gain on sale of securities	—	(21)
Loss from disposal of property and equipment	967	—
Impairment of intangible assets	—	1,552
Change in assets and liabilities net of effect of acquisition of businesses:
Accounts receivable	712	(1,709)
Prepaid expenses and other current assets	(27,878)	(2,981)
Other assets	(592)	(155)
Accounts payable	(4,236)	5,037
Deferred revenue	(9,620)	1,657
Accrued liabilities	5,237	7,448
Other liabilities	(346)	(898)
Net cash (used in) provided by operating activities	(82)	68,475
Cash flows from investing activities
Purchases of textbooks	(32,297)	(112,814)
Proceeds from liquidations of textbooks	38,260	58,119
Purchases of marketable securities	(35,610)	(70,706)
Proceeds from sale of marketable securities	350	46,358
Maturities of marketable securities	47,840	50,700
Purchases of property and equipment	(8,253)	(5,083)
Acquisition of businesses, net of cash acquired	—	(53,872)
Release of cash from escrow	—	(52)
Purchase of strategic equity investment	(2,019)	—
Net cash provided by (used in) investing activities	8,271	(87,350)
Cash flows from financing activities
Common stock issued under stock plans, net	13,696	2,712
Payment of taxes related to the net share settlement of RSUs	(8,710)	(3,980)
Repurchase of common stock	(2,263)	(604)
Net cash provided by (used in) financing activities	2,723	(1,872)
Net increase (decrease) in cash and cash equivalents	10,912	(20,747)
Cash and cash equivalents, beginning of period	56,117	76,864
Cash and cash equivalents, end of period	$67,029	$56,117

Supplemental cash flow data:
Cash paid during the period for:
Interest	$95	$114
Income taxes	$827	$625
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$1,771	$5,132
Issuance of common stock related to prior acquisition	$825	$2,585

CHEGG, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$3,630	$1,688	$(59,210)	$(64,758)
Interest expense, net	65	62	247	317
Provision for income taxes	366	1,055	1,479	186
Textbook library depreciation expense	6,715	15,927	43,553	70,147
Other depreciation and amortization	2,331	3,336	11,511	11,159
EBITDA	13,107	22,068	(2,420)	17,051
Textbook library depreciation expense	(6,715)	(15,927)	(43,553)	(70,147)
Share-based compensation expense	6,991	9,683	38,775	36,888
Other (expense) income, net	1	(62)	(216)	(879)
Restructuring charges	1,548	—	4,868	—
Transitional logistic charges	174	—	6,033	—
Acquisition related compensation costs	208	1,512	1,871	2,583
Impairment of intangible assets	—	1,552	—	1,552
Adjusted EBITDA	$15,314	$18,826	$5,358	$(12,952)

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP total net revenues	$68,154	$84,417	$301,373	$304,834
Adjustments	(27,143)	(51,543)	(135,270)	(170,606)
Non-GAAP total pro forma net revenues	$41,011	$32,874	$166,103	$134,228

GAAP gross profit	$41,774	$45,794	$111,524	$93,849
Share-based compensation expense	(56)	145	262	617
Transitional logistic charges	174	—	6,033	—
Non-GAAP gross profit	$41,892	$45,939	$117,819	$94,466

GAAP gross margin %	61.3%	54.2%	37.0%	30.8%
Non-GAAP gross margin %	61.5%	54.4%	39.1%	31.0%

GAAP operating expenses	$37,712	$43,051	$169,224	$158,983
Share-based compensation expense	(7,047)	(9,538)	(38,513)	(36,271)
Amortization of intangible assets	(646)	(1,674)	(4,761)	(4,970)
Restructuring charges	(1,548)	—	(4,868)	—
Acquisition related compensation costs	(208)	(1,512)	(1,871)	(2,583)
Impairment of intangible assets	—	(1,552)	—	(1,552)
Non-GAAP operating expenses	$28,263	$28,775	$119,211	$113,607

GAAP operating expenses as a percent of net revenues	55.3%	51.0%	56.2%	52.2%
Non-GAAP operating expenses as a percent of net revenues	41.5%	34.1%	39.6%	37.3%

GAAP operating income (loss)	$4,062	$2,743	$(57,700)	$(65,134)
Share-based compensation expense	6,991	9,683	38,775	36,888
Amortization of intangible assets	646	1,674	4,761	4,970
Restructuring charges	1,548	—	4,868	—
Transitional logistic charges	174	—	6,033	—
Acquisition related compensation costs	208	1,512	1,871	2,583
Impairment of intangible assets	—	1,552	—	1,552
Non-GAAP operating income (loss)	$13,629	$17,164	$(1,392)	$(19,141)

GAAP net income (loss)	$3,630	$1,688	$(59,210)	$(64,758)
Share-based compensation expense	6,991	9,683	38,775	36,888
Amortization of intangible assets	646	1,674	4,761	4,970
Restructuring charges	1,548	—	4,868	—
Transitional logistic charges	174	—	6,033	—
Acquisition related compensation costs	208	1,512	1,871	2,583
Impairment of intangible assets	—	1,552	—	1,552
Acquisition related income tax benefit	—	335	—	(1,291)
Non-GAAP net income (loss)	$13,197	$16,444	$(2,902)	$(20,056)

GAAP weighted average shares used to compute net income (loss) per share	87,993	83,925	86,818	83,205
Effect of dilutive options, restricted stock units and warrants	5,232	2,618	—	—
Non-GAAP weighted average shares used to compute net income (loss) per share	93,225	86,543	86,818	83,205

GAAP net income (loss) per share	$0.04	$0.02	$(0.68)	$(0.78)
Adjustments	0.10	0.17	0.65	0.54
Non-GAAP net income (loss) per share	$0.14	$0.19	$(0.03)	$(0.24)